Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of HPS Corporate Capital Solutions BDC of our report dated January 12, 2024 relating to the financial statements of HPS Corporate Capital Solutions Fund, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 27, 2024